UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2006

CENTURY PETROLEUM CORP.

(formerly SOM RESOURCES INC.)

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-126490

(Commission File Number)

47-0950123

(IRS Employer Identification No.)

1600 Broadway, Suite 2400, Denver, CO 80202

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (303) 542-1906

SOM RESOURCES INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the approval of shareholders of our company, we have changed our name to Century Petroleum Corp. effective August 9, 2006.

In addition, effective August 9, 2006 we have effected a seven (7) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has increased from 70,000,000 shares of common stock with a par value of $0.001 to 490,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital has increased from 8,180,571 shares of common stock to 57,263,997 shares of common stock.

Item 7.01.	Regulation FD Disclosure

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on August 9, 2006 under the new stock symbol “CYPE”. Our new CUSIP number is 156661 10 0.

Item 9.01.	Financial Statements and Exhibits.

99.1        Certificate of Amendment filed with the Secretary of State of Nevada on August 7, 2006 and which is effective August 9, 2006.

99.2        Certificate of Change filed with the Secretary of State of Nevada on August 7, 2006 and which is effective August 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PETROLEUM CORP.

/s/ Johannes T. Petersen

Johannes T. Petersen

President

Date: August 8, 2006